Contract NO: GB78191206004

Guaranty Contract of Maximum Amount

(Natural person as guarantor)

Guarantor: Pan Dangyu

ID Number:

Business or residence address: Room 604, Floor 2, Building 34, Compound 463, Shougouling Road, Tianhe District, Guangzhou, China

Telephone: 0755-8968 6236

Tax: 0755-8968 6819

Creditors: China Everbright Bank Shenzhen Longhua Sub-branch (hereinafter referred to as "Party A")

Business or residence address: First floor, No.3, 4 building, yinquan garden, people south road, Longhua, Baoan

Zip code: 518131

Legal representative: Bian Jiang

Agent: Yang Xiaolin

Tel: 0755-81483044

Fax: 0755-28138641

Article 1 General principles

To ensure the performance of the “Comprehensive Credit Contract”(herein after referred to as “Comprehensive Credit Contract”), which contract number is “ZH78191206003”, entered into by Shenzhen Highpower Technology Co., Ltd.( herein after referred to as “debtor”) and creditor, guarantor agrees to provide maximum joint responsibility guarantee, to ensure debtor pay off the coming debt in the “Comprehensive Credit Contract”.

After the audit of creditor, the creditor accepts the guarantee of guarantor. To ensure the rights and responsibilities between guarantor and creditor, both parties make the agreement based on equality and mutual interest, according to relevant laws and regulations.

Article 2 Definitions

1. Except as otherwise explained in the context, the following terms of this contract are defined as bellow:

Main contract: Comprehensive line of credit contract and specific credit business contract or agreement based on Comprehensive line of credit contract signed by the creditor and the debtor.

Specific credit business contract or agreement: specific credit business contract or agreement signed with the debtor, when creditor provides the off-balance sheet credit form of payment including local and foreign currency loans, trading finance, acceptance, letters of credit and guarantees (referred Specific credit business in general ), in accordance with Comprehensive line of credit contract.

Article 3 The Secured Principal Debt

2. The secured principal debt guaranteed by guarantor is all the debt in the specific credit business contract or agreement signed by the creditor and debtor according to Comprehensive line of credit contract. The maximum amount of secured debt is RMB50,000,000.

If the following situations happen, the conformation of principal creditor's right:

1) Expiration of the period that the main contract agreed.

2) No new debt will happen again.

3) The creditor and debtor terminate the main contract or the creditor and the guarantor terminate this contract.

4) The debtor is declared bankrupt or is revoked, suspended, canceled or dismissed

5) Other situations determined by law claims.

Article 4 Guaranty Method

3. Guarantees, provided by the guarantor, are the joint liability guarantee in this contract.

Article 5 Scope of Credit

4. The scope of credit in this contract: creditor's principal, interest (including statutory interest, the agreed interest and penalty interest), compound interest, fees, liquidated damages, damage compensation, the cost for realizing creditor’s right (including but not limited to litigation fees, attorney’s fees, notary fees, execution fees) and other payments the debtor should pay to creditor in the main contract. (Above referred as secured debt).

5. The certificates that creditor using to indicate the secured debt or any payment in the main contract is ultimate evidence of both sides, bind to guarantor, unless there is obvious error in the certificates.

Article 6 Guaranty Period

6. The guarantee period of each specific credit business under Comprehensive line of credit contract will be calculated separately, is two years after expiration date of the loan agreed in specific credit business contract or agreement. (If the loan expires in advance caused by the provisions of related laws or happening of contract event, the guaranty period of the Contract is two years after the advanced expiration date of the loan.)

Article 7 Files Submitted by Guarantor

7. Guarantor shall ensure that the creditor has received the following files submitted by the guarantor before the debtor uses the specific credit amount provided by creditor in the main contract:

1) The original contract signed by guarantor or an agent effectively;

2) Identity documents of guarantor;

3) Assets certificates and other documents that can prove guarantor’s credit situation;

4) Other documents creditor requires reasonable.

If above documents are copies, then copies shall be signed by guarantor or authorized signatory for the truth, complete and effect.

Article 8 Guarantor’s Statement and Guarantee

8. Guarantor makes the following statement and guarantee:

1)	Guarantor is a natural person with full civil capacity, has complete qualification and right to enter into and perform this contract, and can assume civil responsibilities independently.

2)	Guarantor has read carefully and fully understand and accept the content of the main contract and this contract, guarantor enters into and performs this contract is in voluntary, and the meaning expressions in this contract is true.

3)	All documents guarantor provides to creditor are accurate, true, complete and effective, and the duplicate documents are consistent with original.

4)	Guarantor enters into and performs this contract does not violate any other contract or agreement which guarantor involved in or applicable to the laws and regulations. The guarantee in this contract will not have any limitation.

5)	To ensure the legitimacy, validity or enforceability of this contract, guarantor finished or will finish all required Registration, keep on record or notarization procedures.

6)	This contract is legal and effective, has legally binding obligations to guarantor.

7)	There is no litigation, arbitration or administrative procedure involved in guarantor that may has serious adverse effect to guarantor’s financial situation or guarantor’s ability to perform the obligations in this contract.

8)	Guarantor does not accrue or have any outstanding events of default.

9) The above statement and guarantee of guarantor in the period of validity must be correct, and guarantor should provide further documents at any time according to creditor’s requirements.

Article 9 Commitment of Guarantor

10. Before the debt that be secured is paid off, guarantor should comply with the following provisions:

1)	Guarantor should notice any following event immediately:
A.	Any default event happens;
B.	litigation, arbitration or administrative procedure involved in guarantor or major assets;
C.	the situations that guarantor will lose or may lose the ability of performance the responsibilities, such as revenue of guarantor reduces obviously and greatly, loss of economic sources and etc.
D.	Guarantor changes his/her residence address or contacts.

2)	In the valid period of this contract, as long as the secured debt is not paid off, otherwise has the written agreement of creditor, guarantor can’t sell, transfer, break up or deal with his/her any major assets in other method.

3)	In the valid period of this contract, before the secured debt is paid off, guarantor will not has recovery or claim right to creditor for the amount guarantor pay for debtor or any other creditor’s right debtor may have.

4)	If debtor not pay any due secured debt on time, guarantor should unconditionally pay the debt to creditor for debtor via the method creditor requires, in creditor’s seven work days that guarantor receives the written payment notice of creditor.

5)	If guarantor does not pay any amount in this contract according to creditor’s requirements on time, creditor has the right to deduct the amount from any account that guarantor opened at creditor or any branch in creditor’s system without guarantor’s consent.

6)	Once creditor requires, guarantor will pay or compensate the following fees and losses according to requirements immediately:
A.	All cost and fees for fulfilling the right of creditor in this contract(include but not limit attorney fee, litigation fee, execution fee and all other actual fee); and
B.	Any other losses caused by guarantor violating the agreements in this contract to creditor.

Article 10 Nature and Effectiveness of Guarantee

11. This guarantee in this contract is independent of any other guarantee obtained by creditor for secured guarantee. Creditor exercises the right in this contract does not need to execute any other guarantee first (Regardless of the guarantee is object or a natural person), and does not need to take any relief measures to debtor or any other third party first.

Article 11 Breach of Contract

12. Each of the following events deems guarantor breaches of contract in this contract.

1)	Any breach of contract happens in the main contact.
2)	Any statement, guarantee and commitment of guarantor in this contract are deemed as incorrect and untrue.
3)	Any part of the main contract is no longer fully legal and effective for any reason, or terminated or restricted for any reason.
4)	Material litigation, arbitration or administrative proceedings involved the guarantor or its major assets.
5)	Guarantor violates other obligations in this contract or there is other events that creditor deems will serious adverse affect the right of creditor in this contract.

13. If above events happens, creditor has the right to take any one or more of the following measures:

1)	Take any relief measures for breach of contract creditor has in the main contract and this contract.
2)	Request the guarantor assume the responsibility agreed in this contract.
3)	Exercise any other guarantee interests of creditor obtained by secured debts.

Article 12 Other provisions

14. Without the agreement of creditor, guarantor cannot transfer or disposition all or part of the obligations in this contract.

15. Any grace, preferential or delay Creditor gives to guarantor shall not affect, damage or limit creditor enjoy all rights in accordance with this contract and laws, regulations; and will not be deemed as creditor gives up the rights in this contract, and will not affect any obligations of guarantor in this contract.

16. If at any time, any provision in this contract at any aspect becomes illegal, invalid or unenforceable, will not affect the legitimacy, validity or enforceability of other provisions.

17. In this contract, guarantor should pay all amount of the secured debt, and cannot apply for any offset suggest and with no condition.

18. If the parties hereto send notices and requirements related to this contract to each other, the notices and requirements shall be made in writing and send to the address or fax listed in the first page of this contract. Either party changes its address or fax, shall promptly notify the other party.

Exchanges files between two parties, if delivered by hand, the delivery is deemed to be delivered; if send by registered mail, 3 days after registered is deemed to be delivered; if send by fax, the sending time is deemed to be delivered. But if guarantor sends files to creditor, the file is deemed to be delivered when creditor actually received.

Article 13 Applicable Laws and Dispute Resolution

19. Any event in this contract or involved in this contract is applicable to the lows of the People's Republic of China (excluding the lows of Hong Kong, Macao and Taiwan), and be explained by the laws of the People's Republic of China (excluding lows of Hong Kong, Macao and Taiwan).

20. Any disputes caused by or related to this contract, both parties should resolve through negotiation. If negotiation fails, any party can take a legal action at the court located in the creditor city.

Article 14 Effect, Change and Terminate of This Contract

21. This contract is in effect since guarantor or his/her authorized agent and creditor’s legal representative/principal or its authorized agent both sign or stamp on this contract.

22. Once this contract is in effect, neither party can unilaterally modify or premature terminate this contract. If the contract needs to be modified or terminated, the guarantor and creditor should be consensus, and reached agreement in writing. Before the agreement in writing is reached, all provisions of this contract remain valid.

Article 15 Attachment

23. Any other unmentioned provisions in this contract, should be reached in writing separately between guarantor and creditor. Attachment of this contract is an integral part of this contract, has the same legal effect as this contract.

Article 16 Appendix

24. This contract is in triplicate, guarantor has one copy, creditor has two copies, which have the same legal effect.

25. This contract is signed on August 1st 2012 in Shenzhen between guarantee and creditor.

26. Both parties agree to justice this contract and promised the contract enforcement effectiveness. If the debtor, guarantor doesn’t perform or incomplete perform, or other situations creditor realizes the creditor’s right and guaranty right agreed by laws and regulations and this contract, creditor has rights to apply for compulsory execution directly. The debtor, guarantor has no suggestion about the compulsory execution application. (This provisions is selectable, both parties is not applicable.)

(This is signature page, no context below)

Signature of guarantor or deputy: /s/ Dangyu Pan

Creditor (stamp):

Signature of creditor’s legal representative or deputy: /s/ [COMPANY SEAL]